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                                                                 Exhibit 10 (i)


                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of the 3rd day of December, 2002, by and between TXU Corp., a Texas corporation (the "Company") and Brian N. Dickie, an individual (the "Employee").

                                    RECITALS

         WHEREAS, the Company and Employee previously entered into that certain Employment Agreement effective as of April 12, 1999 (the "Prior Employment Agreement"); and

         WHEREAS, Employee currently serves the Company as an Executive Vice President and as the President of TXU Energy Company LLC ("Employer"); and

         WHEREAS, the Company and Employer currently desire Employee to continue in such capacity, and the parties desire to amend, replace and restate the Prior Employment Agreement in its entirety with the provisions of this Employment Agreement.

         NOW, THEREFORE, the parties agree as follows.

         1. Employment. The Company shall cause Employer to employ Employee.
            ----------
Employee hereby agrees to serve the Company and Employer, subject to the terms and conditions set forth herein.

         2. Term. This Agreement shall commence as of the date first set forth
            ----
above and, unless terminated earlier pursuant to the provisions hereof, shall expire on May 31, 2005 ("Term").

         3. Initial Title and Duties. Employee shall initially serve as
            ------------------------
Executive Vice President of the Company and President of Employer. Employee shall have direct line reporting responsibility for the Company's competitive energy and telecommunications business in North America and shall report to the Chief Executive of the Company. Employee shall perform such duties and tasks as he may be called upon by Employer to perform from time to time. Employee will endeavor to promote the business affairs and interests of the Company and Employer and will devote all of his working time and attention to Employer.

         4. Compensation.
            ------------

                  (a) Base Salary. As compensation for his services hereunder,
                      -----------
Employee shall initially receive a base salary of $71,667.00 per month, payable in equal installments at such periods as shall from time to time be established by Employer as regular payroll periods. Employee's base salary shall be subject to review and modification from time to time at the discretion of Employer; provided that Employee's base salary may be increased, but not decreased, during the Term.

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                  (b) Annual Bonus. Employee shall be entitled to receive
                      ------------
incentive bonus awards subject to, and in accordance with the provisions of, the Company's Annual Incentive Plan ("AIP").

                  (c) Restricted Stock Awards. Following, and in connection
                      -----------------------
with, the executive officer annual review by the Organization and Compensation Committee of the Board of Directors of the Company ("O&C Committee") in each year during the Term, Employee shall be entitled to receive an award of at least 15,000 shares of restricted stock under the TXU Long-Term Incentive Compensation Plan ("LTICP"). Each such award shall be subject to terms, conditions and restrictions comparable to those contained in contemporaneous awards granted to comparably situated officers within the TXU Corp. System. In the event that no awards of restricted stock are made under the LTICP at one or more of the above-referenced times to any other officer or key employee, Employee shall, in lieu of receiving an award of restricted stock, receive at such time(s) an award of a type comparable to that awarded to other officers of similar rank having a value reasonably comparable to an award of at least 15,000 shares of restricted stock (taking into consideration performance targets and vesting periods applicable to restricted stock awards heretofore granted under the LTICP, and assuming that performance goals and targets would have been attained so that 100% of the restricted stock would have become payable). In the event that no awards of any type are awarded under the LTICP at one or more of the above-referenced times, Employee will be entitled to receive at such time(s) cash in an amount equal to the present value of an award of at least 15,000 shares of restricted stock (taking into consideration performance targets and vesting periods applicable to restricted stock awards heretofore granted under the LTICP and assuming that performance goals and targets would have been attained so that 100% of the restricted stock would have become payable).

                  (d) Additional Retirement Compensation. Employee shall be
                      ----------------------------------
entitled to additional retirement compensation on the following basis.

                      (i) Employee shall, commencing upon his retirement,
be entitled to receive additional retirement
compensation (the "Additional Retirement Amount") equal to the aggregate benefits which would have been payable to Employee under the TXU Retirement Plan (the "Retirement Plan") and the TXU Second Supplemental Retirement Plan (the "Supplemental Retirement Plan") as if, during each of the first ten (10) years of employment with Employer, (i.e., commencing April 12, 1999), Employee was credited with two (2) years of Accredited Service (as defined in the Retirement
Plan). Thus, after having completed ten (10) full years of employment (i.e., April 12, 2009), Employee will have accrued twenty (20) years of Accredited Service for purposes of calculating the Additional Retirement Amount. The Additional Retirement Amount shall be reduced by: (a) all amounts payable to Employee under the Retirement Plan and the Supplemental Retirement Plan (or any successor plan or plans) pursuant to the provisions of those plans as a result of his employment with Employer; and (b) all amounts payable to Employee as a result of the vesting of retirement benefits under any other employer sponsored defined benefit retirement plan or for any amounts paid or payable to him in lieu thereof.

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                           (ii) The additional deemed years of Accredited
Service provided for in paragraph (i) shall be included for purposes of determining Employee's satisfaction of the vesting requirements under the Retirement Plan, as well as Employee's eligibility for earlier-than-normal retirement under the terms of the Retirement Plan. If and to the extent that the inclusion of the additional deemed years of Accredited
Service for vesting and earlier-than-normal retirement purposes shall result in retirement benefits being payable to Employee when not otherwise permitted under the Retirement Plan, the full amount of such retirement benefits shall be paid as the Additional Retirement Amount.

                           (iii) The Additional Retirement Amount shall be
payable at the time(s) and in the form elected by Employee with respect to the benefits which are or may become payable under the Retirement Plan. The amount of each such periodic installment shall be determined by Employer using actuarial assumptions (including any actuarial reduction for earlier-than-normal retirement) substantially similar to those used in connection with the determination of benefits payable or which may become payable to Employee under the Retirement Plan.

                           (iv) The Additional Retirement Amount shall be
provided on an unfunded basis and is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (e) Employee Benefits. Employee shall be entitled to
                      -----------------
participate in all of the Company's employee benefit plans, programs, arrangements and fringe benefit policies to the extent he is qualified to do so by virtue of his employment with Employer, subject to the terms, conditions and limitations of such plans, arrangements and policies, as they may be amended, altered or terminated from time to time. For purposes of Employee's participation in certain of the Company's executive compensation plans, Employee shall be deemed to be a "corporate officer" of Employer.

                  (f) Provision for Company Automobile. Employee shall be
                      --------------------------------
entitled to participate in the Company's executive automobile policy on the same basis as other executives of Employer subject to the terms and conditions of such automobile policy as it may be amended, altered or terminated from time to time.

         5.       Severance Benefits.
                  -------------------

                  (a) Resignation During the Term. If Employee resigns his
                      ---------------------------
employment during the Term for any reason, Employee shall be entitled to receive the following compensation and benefits:

                           (i) The Company shall, as soon as reasonably
practical following such resignation, but in any event within ten (10) business days thereafter, pay Employee a one-time cash severance payment in the aggregate amount of twelve months' base salary as in effect immediately prior to such resignation, plus Employee's target annual incentive award for the year of the termination;

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                           (ii) The forfeiture provisions applicable to each of
Employee's then outstanding awards under the LTICP shall be waived such that Employee will receive payment of each such award following its maturity in accordance with its terms;

                           (iii) The termination, forfeiture and recomputation
provisions normally applicable under the TXU
Deferred and Incentive Compensation Plan ("DICP") and the TXU Salary Deferral Program ("SDP") shall not be applied to Employee and (although his participation under such plans shall end and he shall not be entitled to further participation or benefit accruals thereunder) Employee's then existing accounts under the DICP and SDP shall continue to mature and the value of such accounts at maturity (as valued in accordance with the relevant provisions of the DICP and SDP, respectively) shall be paid to Employee in accordance with the terms of such plans;

                           (iv) The Company shall, as soon as reasonably
practical following such resignation, but in any event within ten (10) business days thereafter, pay Employee an amount equal to the difference between (a) the aggregate required monthly premium for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under the TXU Medical (including prescription drugs), Dental and Group Life Insurance Plans, and (b) the aggregate monthly employee contribution rate in effect for Employee under such plans immediately prior to such termination, multiplied by twelve; and

                           (v) The Company shall pay on behalf of Employee, or
shall reimburse Employee for, the physician fees for one physical examination of Employee during the twelve months following Employee's termination under the general parameters of Employer's executive physical program;

                           (vi) Employee shall, at the Company's cost be
entitled to financial planning services equivalent to services available under the Company's executive financial planning program for a period of twelve months following Employee's termination;

                           (vii) Employee shall receive one (1) additional year
of Accredited Service for purposes of determining the Additional Retirement Income;

                           (viii) The Company shall, at the Company's election,
provide Employee with (a) a cash payment equal to the required premiums for a twelve month period for an individual conversion life insurance policy covering Employee available under the provisions of the Company's group life insurance plan, or (b) a cash payment in the amount of the death benefit in effect as of the date of termination under the Company's group life insurance plan in the event of Employee's death at any time during the one year period following the date of such termination; and

                           (ix) For purposes of the TXU Split Dollar Life
Insurance Program ("Split-Dollar Life Insurance
Program"), such termination shall not be deemed to have occurred until the one year anniversary thereof.

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                  (b) Termination Without Cause During the Term. If Employee is
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terminated without Cause (as defined below) during the Term, Employee shall be entitled to receive the compensation and benefits described in (i), (ii), (iii) and (iv) hereinbelow:

                           (i) A one-time cash severance payment, which shall be
payable as soon as reasonably practical
following such termination, but in any event within ten (10) business days thereafter, in an aggregate amount equal to the sum of the following:

                                    (A) The greater of: (a) the amount of base
salary (as in effect on the date of the
termination) plus annual incentive awards (at the highest previous target level and assuming performance satisfying a target payout) that Employee would have received had he continued in the employment of Employer hereunder through the expiration of the Term; or (b) twelve months' base salary (as in effect on the date of the termination) plus Employee's target annual incentive award for the year of the termination;

                                  (B) An amount equal to the sum of: (a) the
value (as of the date of termination) of all unvested and otherwise unpayable restricted stock (or alternative) awards previously granted to Employee under the LTICP (as if performance criteria had been met to permit payment of 100% of the award), and (b) the forfeited portion of Employee's accounts under the DICP and the SDP (valued in accordance with the relevant provisions of the DICP and SDP, respectively);

                                  (C) An amount equal to the sum of: (a)
matching contributions which would have been made under the DICP and SDP had Employee continued to defer salary under such plans at the rate in effect as of the date of such termination for the remainder of the Term, plus (b) the value of restricted stock (or alternative) awards which had not theretofore been made to Employee under paragraph 4(c) hereof (valued on the basis of the assumption that the performance criteria which would have been applicable to such awards had been met so that 100% of the award(s) would have been payable); and

                                  (D) An amount equal to the difference
between (a) the aggregate required monthly premium for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under the TXU Medical (including prescription drugs), Dental and Group Life Insurance Plans, and (b) the aggregate monthly employee contribution rate in effect for Employee under such plans immediately prior to such termination, multiplied by eighteen (18).

                           (ii) In addition to such special severance payment,
Employee shall be entitled to the following benefits:

                                (A) The Company shall (i) to the extent such
benefits are not continued, or (ii) Employee's termination would constitute an Early Termination under the provisions of the TXU Split-Dollar Life Insurance Program ("Split-Dollar Life Insurance Program"), provide Employee with the benefits contemplated under the Split-Dollar Life

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Insurance Program, as in effect on the effective date of this Agreement, as if the Participation Agreement between the Company and Employee entered into under the Split-Dollar Life Insurance Program continued in accordance with its terms as in effect on the effective date of this Agreement as if Employee's termination had not occurred. Such continuation of benefits shall be accomplished, at the Company's election, by: (i) continuing to maintain the policies securing Employee's benefit under the Split-Dollar Life Insurance Program, at the Company's sole cost and expense, as if the Participation Agreement continued in full force and effect; or (ii) paying Employee an additional lump sum cash amount sufficient for Employee to maintain such policies until such time as they are fully paid up, at no cost to Employee.

                                    (B) Employer (or the Company) shall pay on
behalf of Employee, or shall reimburse Employee for, the physician fees for one physical examination of Employee under the general parameters of the Company's executive physical program for each year during the period equal to the greater of the remainder of the Term or one (1) year following Employee's termination; and

                                    (C) Employee shall, at Employer's (or the
Company's) cost, be entitled to financial planning services equivalent to services available under the TXU executive financial planning program during the period equal to the greater of the remainder of the Term or twelve months following Employee's termination.

                           (iii) In addition to such severance payments and
benefits, Employee shall be entitled to additional retirement compensation ("Additional Severance Retirement Compensation") in an amount equal to the difference between: (i) the benefit Employee is entitled to receive under the TXU Retirement Plan ("Retirement Plan") and the TXU Second Supplemental Retirement Plan ("Supplemental Retirement Plan"), and (ii) the amount of the retirement benefit Employee would have been entitled to receive under the Retirement Plan and the Supplemental Retirement Plan had Employee continued in the employment of the Company, and continued participating in the Retirement Plan, through the expiration of the Term. The calculation of the Additional Severance Retirement Compensation shall take into consideration and include the additional "deemed" Accredited Service comprising the Additional Retirement Compensation provided for in Section 4(d) above, and shall assume:
(x) an annual increase in base salary (effective as of the normal effective date for executive salary adjustments under the Company's standard practice in effect as of the termination) equal to Employee's greatest base salary increase during the Term. The Additional Severance Retirement Compensation shall be payable in the form elected by Employee with respect to benefits under the Retirement Plan. The amount of the Additional Severance Retirement Compensation shall be determined by the actuary for the Retirement Plan using the assumptions set forth above and other reasonable and consistent actuarial assumptions substantially similar to those used in connection with the determination of benefits payable under the Retirement Plan. The Additional Severance Retirement Compensation is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended ("Code"); however the Additional Severance Retirement Compensation shall be funded and payable under the rabbi trust established under the Supplemental Retirement Plan.

                         (iv) In the event that the foregoing payments, or any
portion thereof, constitute an "excess parachute payment" under Section 4999 of the Code, or any successor provision, Employer (or the Company) shall, in addition to providing the foregoing payments and

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benefits, pay Employee a tax gross-up cash payment(s) in an amount agreed upon by Employee to be sufficient to fully offset the excise tax which Employee is, or may be, required to pay as a result thereof. Such tax gross-up payment shall be paid to Employee concurrently with the cash payments provided for hereinabove; provided that if the amount of such tax gross-up payment cannot be finally determined by such date, Employer shall pay Employee concurrently with such other payments an estimate, determined in good faith by Employer, of the minimum amount of the required tax gross-up payment. Thereafter, Employer shall promptly (but in any event within forty-five (45) days of Employee's termination) determine in good faith the total amount of the tax gross-up payment and seek to obtain Employee's approval thereof. The remaining portion of the tax gross-up payment shall be paid to Employee promptly after Employee approves the total amount.

         Notwithstanding any other provision of this Agreement seemingly to the contrary, each of the benefits provided for in subparagraphs 5(b)(ii)(B) and (C) above shall be provided to Employee if and only to the extent that a similar type of benefit is not provided to Employee through his subsequent employment with another employer. Additionally, Employee shall not be entitled to any of the payments or benefits provided for under this Section 5 if Employee's termination is for Cause, or if the circumstances of Employee's termination entitle him to the payments and benefits provided for in Section 6 below.

         6. Change In Control.
            -----------------
                  (a) If, during the Term: (i) Employee voluntarily terminates his employment with Employer (or its successor) within six (6) months following a Change in Control (as defined below); or (ii) Employee's employment is terminated by Employer (or its successor) without Cause, or Employee terminates his employment for Good Reason (as defined below), within twenty-four (24) months following a Change in Control, Employee will be entitled to receive the following payments and benefits which shall be paid as soon as reasonably practical following such termination but in any event within ten (10) business days thereafter:

                           (i) An amount equal to three (3) times the aggregate
of Employee's annualized base salary as in effect immediately prior to the Change in Control plus Employee's target annual incentive award for the year in which the Change in Control occurs;

                           (ii) An amount equal to the sum of: (a) the value (as
of the date of termination) of all unvested and otherwise unpayable restricted stock (or alternative) awards previously granted to Employee under the LTICP (as if performance criteria had been met to permit payment of 100% of the award), and (b) the forfeited portion of Employee's accounts under the DICP and SDP (valued in accordance with the relevant provisions of the DICP and SDP, respectively);

                           (iii) An amount equal to the sum of: (a) the matching
contributions which would have been made under the DICP and SDP had Employee continued to defer salary thereunder at the rate in effect as of the effective date of the Change in Control, for an additional three years following the termination of employment; and (b) the value (as of the date of termination) of restricted stock (or alternative) awards which had not theretofore been made to Employee under paragraph 4(c) hereof (valued on the basis of the assumption that the performance criteria which would have been applicable to such award(s) had been met so that 100% of the award would have been payable); and

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                           (iv) An amount equal to the difference between (a)
the monthly COBRA premium for coverage under the TXU Medical (including prescription drugs), Dental and Group Life Insurance Plans, and (b) the monthly employee contribution under such plans in effect for Employee immediately prior to the termination, multiplied by eighteen (18);

                  (b) In addition to such payment, Employee shall be entitled to the following benefits:

                           (i) The Company shall fully secure the benefit
provided for under the Split-Dollar Life Insurance
Program by making irrevocable contributions to the trust established thereunder ("Trust") as contemplated in Section 11 of the Split-Dollar Life Insurance Program. Additionally, Employee's participation in the Split-Dollar Life Insurance Program shall continue notwithstanding the termination of employment as if the Participation Agreement between the Company and Employee entered into under the Split-Dollar Life Insurance Program continued in accordance with its terms as in effect prior to Employee's termination and as if Employee's termination had not occurred. In the event the Company terminates the Split-Dollar Life Insurance Program, the Company shall nonetheless provide Employee with the benefits contemplated under the Split-Dollar Life Insurance Program, as in effect on the effective date of this Agreement, and shall fully secure such benefits through irrevocable contributions to the Trust;

                           (ii) Employee shall, at the Company's cost, be
entitled to financial planning services equivalent to services available under the Company's executive financial planning program for three years from the date of the termination; and

                           (iii) The Company shall pay on behalf of Employee, or
shall reimburse Employee for, the physician fees for one physical examination of Employee per year for three years from the date of the termination.

                  (c) In addition to such severance payments and benefits, Employee shall be entitled to the Additional Severance Retirement Compensation as calculated and payable under the provisions of paragraph 5(c) above.

                  (d) In the event that the foregoing payments, or any portion thereof, constitute an "excess parachute payment" under Section 4999 of the Code, or any successor provision, Employer (or the Company) shall, in addition to providing the foregoing payments and benefits, pay Employee a tax gross-up cash payment(s) in an amount agreed upon by Employee to be sufficient to fully offset the excise tax which Employee is, or may be, required to pay as a result thereof. Such tax gross-up payment shall be paid to Employee concurrently with the cash payments provided for hereinabove; provided that if the amount of such tax gross-up payment cannot be finally determined by such date, Employer shall pay Employee concurrently with such other payments an estimate, determined in good faith by Employer, of the minimum amount of the required tax gross-up payment. Thereafter, Employer shall promptly (but in any event within forty-five
(45) days of Employee's termination) determine in good faith the total amount of the tax gross-up payment and seek to obtain Employee's approval thereof. The remaining portion of the tax gross-up payment shall be paid to Employee promptly after Employee approves the total amount.

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                  (e) For purposes of this Agreement, "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without in any way limiting the foregoing, a Change in Control shall be deemed to have occurred if any one or more of the following events occurs: (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities having the right to vote at elections of directors of the Company ("Voting Securities"); (ii) individuals who constitute the board of directors of the Company on the effective date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by at least three-quarters of the Company's directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this clause (ii), be considered as though such person were a member of the Incumbent Board; (iii) a recapitalization or reclassification of the Voting Securities of Employer , which results in either (a) a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants), or (b) an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; (iv) all or substantially all of the assets of the Company are liquidated or transferred to an unrelated party; or (v) the Company is a party to a merger, consolidation, reorganization or similar transaction pursuant to which the Company is not the surviving ultimate parent entity. For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of Employer or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof.

                  (f) For purposes of this Agreement, "Good Reason" shall mean any one or more of the following occurrences: (i) Employee's base salary as in effect immediately prior to the Change in Control, or as it may be increased subsequent to the Change in Control, is reduced; (ii) Employee's status or responsibilities with Employer or the Company immediately prior to the Change in Control are materially reduced, or Employee is assigned duties which are inconsistent with such status or responsibilities, or Employee's business location is materially changed; (iii) the Company (or its successor) fails to continue in effect any pension, health care or executive compensation plan or arrangement in which Employee was participating immediately prior to the Change in Control, or Employer or the Company (or their successors) takes some action which materially reduces Employee's benefits under any such plan or program, without (in either such case) providing Employee with substantially similar benefits; or (iv) any successor to the Company in connection with the Change in Control does not, prior to the Change in Control, expressly assume this Agreement.

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         7. Definition of Cause. For purposes of this Agreement, the term
            ---------------------------------------------------
"Cause" shall mean any one or more of the following: (a) the material breach by the Employee of this Agreement; (b) Employee's breach of his fiduciary duty to Employer and/or its shareholders in his capacity as an officer and/or director of Employer; (c) any action or failure to act on the part of Employee which results in material injury to the assets, business prospects or reputation of Employer or any Affiliate (as defined below) of Employer; (d) the appropriation of a material business opportunity of Employer or any Affiliate of Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Employer; or (e) Employee's failure to substantially perform his duties and responsibilities hereunder, including without limitation Employee's breach of Employer's Code of Conduct or an express employment policy of Employer.

      8. Severance/Change in Control Benefits Contingent Upon Full Release.
         ------------------------------------------------------------------
Employee acknowledges and agrees that the benefits and payments provided for in
Section 5 or 6, as applicable, constitute the exclusive remedy of Employee upon termination of employment under the circumstances described in Section 5 or 6, as the case may be. Notwithstanding any other provision of this Agreement, as a condition to receiving such benefits and payments, Employee shall be required to execute a release of claims in favor of the Company in a form reasonably acceptable to the Company.

      9. Confidentiality and Nondisclosure.
         ---------------------------------
                  (a) Employee understands and agrees that he will be given Confidential Information (as defined below) and Training (as defined below) during his employment with Employer relating to the business of Employer and/or its Affiliates. Employee hereby expressly agrees to maintain in strictest confidence and not to use in any way (including without limitation in any future business relationship of Employee), publish, disclose or authorize anyone else to use, publish or disclose in any way, any Confidential Information relating in any manner to the business or affairs of Employer and/or its Affiliates. Employee agrees further not to remove or retain any figures, calculations, letters, documents, lists, papers, or copies thereof, which embody Confidential Information of Employer and/or its Affiliates, and to return, prior to Employee's termination of employment, any such information in Employee's possession. If Employee discovers, or comes into possession of, any such information after his termination he shall promptly return it to Employer. Employee acknowledges that the provisions of this paragraph are consistent with Employer's Code of Conduct with which Employee, as an employee of Employer, is bound.

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                  (b) For purposes of this Agreement, "Confidential Information"
includes, but is not limited to, information in the possession of, prepared by, obtained by, compiled by, or that is used by Employer or any of its Affiliates or customers and (1) is proprietary to, about, or created by Employer or its Affiliates or customers; (2) gives Employer or its Affiliates or customers some competitive business advantage, the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interest of Employer or its Affiliates or customers; and (3) is not typically disclosed by Employer or its Affiliates or customers, or known by persons who are not employed by Employer or its Affiliates or customers. Without in any way limiting the foregoing and by way of example, Confidential Information shall include: information not generally available to the general public pertaining to Employer's business operations such as financial and operational information and data, operational plans and strategies, business and marketing strategies and plans for various products and services, global operational planning, and acquisition and divestiture planning.

                  (c) For purposes of this Agreement, "Training" includes, but is not limited to, specialized and valuable training regarding Confidential Information.

                  (d) For purposes of this Agreement, "Affiliate" shall mean any person, or entity (or sub-unit of an entity) that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Employer.

         10. Non-Compete and Non-Solicitation. Employee acknowledges and agrees
             --------------------------------
that: (1) in order to perform his obligations and job duties for Employer, Employee will gain Training and access to Confidential Information regarding Employer and/or its Affiliates or customers; (2) use of such Confidential Information in competition with Employer and/or its Affiliates or customers would be detrimental to the business interests of Employer and/or its Affiliates or customers; and (3) Employee would not have been allowed to gain access to Confidential Information, or to provide the obligations and job duties contemplated under this Agreement without his promises and agreements contained in the following paragraph. Employee acknowledges and agrees further that the Company is a diverse, global energy company and that, based on the nature and size of the Company and the scope of its operations, the areas in which the Company competes are not limited. Employee also acknowledges and agrees that the services he will be performing for the Company, and the Confidential Information and Training he will be provided, relate to the world-wide operations of the Company and its Affiliates, and will not be limited to any specific geographic location within which the Company, or any of its Affiliates, conducts business.

         Employee agrees that, during his employment with Employer, and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, either as an employee, employer, independent contractor, consultant, agent, principal, partner, stockholder, officer, director, or in any other individual or representative capacity, either for his own benefit or the benefit of any other person or entity: (i) engage or participate in a business which competes in a material manner with Employer or any of its Affiliates; (ii) contact, solicit or attempt to solicit the business or patronage of any of Employer's (or Affiliate's) customers, or prospective customers, or any person, firm, corporation, company, partnership, association or entity which was contacted or whose business was solicited, serviced or maintained by Employer (or its Affiliates) during the term of Employee's employment with Employer; or (iii) solicit, recruit, induce, encourage or in any way cause any employee of Employer (or an Affiliate) to terminate his/her employment with Employer (or such Affiliate). Notwithstanding the foregoing, the restriction provided in (i) above shall apply following the termination of this Agreement only if Employee receives the payments and benefits provided for in Section 5 or 6 above.

         11. Injunctive Relief. Because of the unique nature of the business to
             -----------------
be conducted by Employer and its Affiliates and the Confidential Information relating thereto, Employee acknowledges, understands and agrees that Employer and/or its Affiliates will suffer immediate and irreparable harm if Employee fails to comply with any of his obligations under Sections 9 and 10 of this Agreement, and that monetary damages alone will be inadequate to compensate Employer or its Affiliates for such breach. Accordingly, Employee agrees that Employer and/or its Affiliates shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief and specific performance to enforce the terms of Sections 9 and 10 without the necessity of proving inadequacy of legal remedies or irreparable harm or posting bond.

         12. Deductions and Nonalienation of Benefits. Employee shall be
             ----------------------------------------
required to pay promptly on demand, by payroll deduction or otherwise, the amount required to be withheld by Employer for income and employment taxes in respect of amounts paid under this Agreement. No right, benefit or payment hereunder shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be null and void. No right, benefit or payment hereunder shall in any manner be subject to, voluntarily or involuntarily, the debts, contracts, liabilities or torts of Employee or be otherwise subject to any execution, garnishment, attachment, insolvency, bankruptcy or legal proceedings of any character or legal sequestration, levy or sale. If Employee or any other beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right, benefit or payment hereunder, such right, benefit or payment may be terminated at any time by Employer without liability or further obligation.

         13. Employer's Right to Modify Employee Benefit Plans. Nothing in this
             -------------------------------------------------
Agreement shall be construed as a limitation on the absolute right of Employer, at any time and from time to time at its sole discretion, to amend or modify, in whole or in part, or to terminate, any employee benefit plan, program or policy sponsored or maintained by Employer; provided, however, that no such amendment or termination shall eliminate or reduce the payments and benefits provided for in Sections 5 and 6 hereof, it being understood that, if from and after the date hereof, any plan or program referenced in Section 5 or 6 hereof is terminated or amended and such termination or amendment would reduce the payments or benefits provided for under Section 5 or 6, such terminated or amended plan or program shall, for purposes of calculating the payments and benefits under Section 5 or 6 hereof be deemed to be in effect as of the effective date of this Agreement. Any plan or program which is specifically referenced herein shall be deemed to include any successor plan or program or any similar plan or program adopted and maintained by Employer to provide Employee with the same or similar benefits provided for under such specifically referenced plan or program.

         14. Termination of Prior Employment Agreement. The parties understand
             -----------------------------------------
and agree that the Prior Employment Agreement is amended, superseded and replaced in its entirety by this Agreement and that neither party has any further rights or obligations under the Prior Employment Agreement.

         15. Entire Agreement. This Agreement contains the complete
             ---------------
understanding and agreement between the parties and supersedes any and all other agreements, understandings, or communications of any kind, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise with respect to the subject matter of this Agreement shall be valid or binding. Subject to the provisions of Section 5 and 6 hereof regarding certain payments and benefits upon a termination satisfying the criteria set forth in such sections, nothing in this Agreement shall be construed as conferring any right upon Employee to continued employment by Employer. Any modification of this Agreement will be effective only if it is in writing signed by both of the parties hereto.

         16. Severability. If any provision in this Agreement is held by a court
             ------------
of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         17. Survival. The parties hereby acknowledge and agree that certain
             --------
provisions of this Agreement are, by their nature, intended to survive this Agreement and the parties agree that all of such provisions shall survive Employee's termination of employment, regardless of the reason for such termination. Employee acknowledges and agrees that the covenants and restrictions in Sections 9 and 10 of this Agreement are reasonable and necessary due to the highly competitive, confidential and proprietary nature of the services to be performed by Employee hereunder.

         18. Successors. This Agreement shall be binding upon and inure to the
             ----------
benefit of Employee, his heirs, beneficiaries and personal representatives, and Employer and any successor or assignee of Employer, but neither this Agreement, nor any of the rights or obligations of either party hereunder may be assigned, in whole or in part, except Employer may assign this Agreement to any affiliate of Employer. Employer will seek to obtain the written acknowledgment and assumption of this agreement by any successor of Employer prior to any transaction or event pursuant to which such successor becomes the successor to Employer. Whether or not such written acknowledgment and assumption is given, this Agreement shall be binding on such successor and its assignees.

         19. Notices. Any notices to be given hereunder by either party to the
             -------
other may be effected by personal delivery in writing, by facsimile or by mail, registered or certified, postage prepaid to the current address of the other party with return receipt requested. Notices delivered personally or by facsimile shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

         20. Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of Texas.

         EXECUTED effective as of the 3rd day of December, 2002.

                             TXU CORP.



          By:            /s/  Erle Nye
                              --------------------------------
                              Erle Nye, Chairman of the Board
                              and Chief Executive


                              EMPLOYEE:


                              /s/ Brian N. Dickie
                              ---------------------------
                                 Brian N. Dickie

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